UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 16, 2006

PATH 1 NETWORK TECHNOLOGIES INC.

(Exact name of registrant as specified in its charter)

Delaware	000-30928	13-3989885
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

6215 Ferris Square, Suite 140, San Diego, California 92121

(Address of principal executive offices, with zip code)

(858) 450-4220

(Registrant’s telephone number, including area code)

n/a

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry Into a Material Definitive Agreement.

Item 3.02.	Unregistered Sales of Equity Securities.

On March 16, 2006, we entered into a Modification of Engagement Agreement in order to amend an investment banking engagement letter agreement dated September 9, 2004 and also to resolve a lawsuit brought against us in February 2006 by Silverwood Partners LLC (“Silverwood”) in Middlesex County (Massachusetts) District Court. Silverwood was previously engaged as an investment banker by us pursuant to the engagement letter agreement. The Silverwood lawsuit was based on a claim that fees of approximately $150,000, plus warrants to purchase shares of our Common Stock, were owed to Silverwood in connection with our December 2005 issuance of a $2,100,000 secured convertible note and related warrants to Laurus Master Fund, Ltd. (“Laurus”), but that such fees were not paid.

Under the Modification of Engagement Agreement, in exchange for Silverwood amending its engagement letter agreement with us to, among other things, lower the fees Silverwood would be entitled to receive with regard to certain possible future financing transactions, we agreed to issue to Silverwood $80,000 worth of our Common Stock at 75% of the closing sale price of our Common Stock on the second trading day before the date on which we, knowing that the Securities and Exchange Commission (the “Commission”) is prepared to declare effective a resale registration statement filed by us covering such shares, request that the Commission thereafter declare such resale registration statement effective. We agreed to file such a resale registration statement by no later than 14 days after the Commission declares the resale registration statement for Laurus’ underlying shares effective or, if earlier, by April 7, 2006. In addition, we agreed to issue to Silverwood 31,920 warrants to purchase shares our Common Stock with an initial exercise price of $2.6316 per share, expiring December 6, 2013.

Under the Modification of Engagement Agreement, in exchange for Silverwood’s agreement to dismiss the Silverwood lawsuit with prejudice and to waive all claims that it may have with respect to the financing transaction with Laurus, we also agreed to issue $20,000 worth of our Common Stock at 75% of the closing sale price of our Common Stock on the second trading day before the date on which we, knowing that the Commission is prepared to declare effective a resale registration statement filed by us covering such shares, request that the Commission thereafter declare such resale registration statement effective. We agreed to file such a resale registration statement by no later than 14 days after the Commission declares the resale registration statement for Laurus’ underlying shares effective or, if earlier, by April 7, 2006. In addition, we agreed to issue to Silverwood 7,980 warrants to purchase shares of our Common Stock with an initial exercise price of $2.6316 per share, expiring December 6, 2013.

To the extent the Modification of Engagement Agreement involved sales of equity securities, the sales were exempt from registration by virtue of constituting a private offering pursuant to Section 4(2) of the Securities Act of 1933, as amended.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PATH 1 NETWORK TECHNOLOGIES INC.

Date: March 22, 2006	By:	/s/ Jeremy Ferrell
Jeremy Ferrell
Interim Chief Financial Officer